                                                                 EXHIBIT 99(a)


                            WELLINGTON HALL, LIMITED
                                STOCK ORDER FORM


         Pursuant to the accompanying Prospectus dated __________________, 1997, Wellington Hall, Limited (the "Company"), a corporation incorporated under the laws of the State of North Carolina, is offering to the holders of its outstanding Common Stock of record on __________, ___ 1997 (the "Shareholders") the nontransferable right to subscribe (a "Right") for one additional share of Common Stock, no par value, for each share of Common Stock held on the record date at a price of $.50 per share. In addition, each Shareholder may subscribe for shares in addition to those that his Rights entitle him to purchase, and if the Shareholders in the aggregate do not subscribe for the maximum number of shares to which they are entitled in the Rights Offering, such remaining shares will be sold to Shareholders who have subscribed therefor (the "Subscription Offering"), subject to proration if the offering is oversubscribed as explained in the Prospectus. Any shares that are not sold in the Rights Offering and Subscription Offering may be sold to persons who are not directors, officers or Shareholders of the Company (the "Public Offering").

         It is understood that this Stock Order Form is subject to the provisions contained in the Prospectus and that Stock Order Forms will be accepted, rejected or accepted for fewer than the number of shares ordered in accordance with the terms of the Offerings set forth in the Prospectus. No Stock Order Form will be accepted unless accompanied by full payment for all shares ordered. To the extent any Stock Order Form is rejected or accepted for fewer than the number of shares ordered, a refund of the payment attributable thereto will be made without reduction or interest.

         Unless extended by the Company, the Rights Offering and the Subscription Offering end at 5:00 p.m. Eastern Standard Time on ___________ __, 1997 and the Public Offering ends at 5:00 p.m. Eastern Standard Time on _________ __, 1997. Your Stock Order Form, properly executed and with correct payment in United States dollars or check or money order payable to the order of Lexington State Bank must be mailed or delivered in the manner indicated below and received by Lexington State Bank, as subscription agent for the Company, prior to the applicable deadline, or it will be considered void.

                              Lexington State Bank

        By Mail:                                By Hand Delivery:

        Trust Department                        Trust Department
        Post Office Box 867                     38 West First Avenue
        Lexington, North Carolina 27293-0867    Lexington, North Carolina 27292

         The undersigned acknowledges (i) receipt from the Company prior to the completion of this Stock Order Form of a Prospectus dated February ___, 1997 and of the terms therein and (ii) that after delivery to Lexington State Bank, this order may not be modified or revoked, and certifies that (iii) that this stock order is for the account of the undersigned only.

                 PLEASE COMPLETE AND SIGN THIS STOCK ORDER FORM
   AND COMPLETE THE STOCK REGISTRATION INFORMATION FORM ON THE REVERSE SIDE.


         The undersigned hereby orders and agrees to purchase the number of shares of Common Stock of Wellington Hall, Limited shown below at a price of $.50 per share:

                               No. of Shares Ordered
                 -------------
                 x   $.50      Purchase Price per Share
                 -------------
                 $             Total Purchase Price Enclosed
                 =============

   This is the ________ day of ____________________, 1997.


                            Signatures:
                                       --------------------------------------
                                       Purchaser

                                       --------------------------------------

                              Joint Owner (if any)


                       STOCK REGISTRATION INFORMATION FORM

         The purpose of the following information is to ensure the accurate registration of your stock ownership in Wellington Hall, Limited.

         Please print the name(s) in which your stock is to be registered and the mailing address for the stock certificate, understanding that Rights are not transferrable. Please check one of the boxes below to show the legal form of ownership. If purchased for a trust, include the date of the trust agreement and the title of the trust.

                                 (PLEASE PRINT)

          ------------------------------------------------------------
                                      NAME

          ------------------------------------------------------------
                      SOCIAL SECURITY NO./TAXPAYER I.D. NO.

          ------------------------------------------------------------
                         ADDITIONAL NAME IF JOINT OWNER

          ------------------------------------------------------------
              SOCIAL SECURITY NO./TAXPAYER I.D. NO. OF JOINT OWNER

          ------------------------------------------------------------
                                 MAILING ADDRESS

          ------------------------------------------------------------
          CITY                        STATE                  ZIP CODE

          ------------------------------------------------------------
                                  DAYTIME PHONE

          ------------------------------------------------------------
                                  EVENING PHONE


          Number of shares to be registered in above name(s):__________________

          Legal form of ownership:

          / / Individual                                  / / Tenants in Common

          / / Joint Tenants with Right of Survivorship    / / Other __________




                               FOR OFFICE USE ONLY

         No. of Rights Exercised
                                                             -------------

         No. of Shares Requested in Subscription Offering
                                                             -------------

         No. of Shares Requested in Public Offering
                                                             -------------

         No. of Shares Accepted
                                                             -------------

         Paid with Order                                     $
                                                             -------------

                                Refund (if any)              $
                                                             -------------